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                                                                   EXHIBIT 10.17

                                                                   Commerce Park

                                 DEED OF TRUST

          (WITH SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES)

         By this instrument (this "Mortgage"), dated as of November 22, 1985, to be effective as of November 27, 1985, the undersigned, TRAMMELL CROW REAL ESTATE INVESTORS, a Texas real estate investment trust (hereinafter referred to as "Grantor"), whose address is 2001 Ross Avenue, 3500 LTV Center, Dallas, Texas 75201, to secure the obligations hereinafter described, does hereby GRANT, BARGAIN, SELL, ASSIGN and CONVEY unto GEORGE R. SIEVERS (hereinafter referred to as "Trustee"), whose address is One State Street, New York, New York 10015, acting for the benefit of J. HENRY SCHRODER BANK & TRUST COMPANY, a New York banking corporation, the trustee under that certain indenture (the "Indenture"), dated as of November 15, 1985, by and between Grantor and Trustee, securing payment of certain zero coupon notes due 1997, payable to the order of the Holders, a copy of which Indenture is attached hereto as Exhibit A and incorporated herein by this reference for all purposes, the following described mortgaged property (the "Mortgaged Property"), to wit:

         All of the real property located in Harris County, Texas, described on the attached Exhibit B which is incorporated herein by reference (the "Land"), subject to the exceptions described on the attached Exhibit C which is incorporated herein by reference (the "Permitted Exceptions"),

         TOGETHER WITH all of Grantor's right, title and interest in and to the following, whether now owned or hereafter acquired: (a) all improvements and fixtures now or hereafter attached to or placed, erected, constructed or developed on the Land (the "Improvements"); (b) all equipment, machinery, furnishings, inventory, chattels and all other articles of personal property (the "Personal Property") now or hereafter attached to, relating to or used in or about the Improvements or the Land; (c) all water and water rights, timber, crops and mineral interests pertaining to the Land; (d) all building materials and equipment now or hereafter delivered and installed or

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intended to be installed in or on the Land or the Improvements; (e) all plans, specifications and drawings for the Improvements; (f) all deposits (including tenants' security deposits and escrow deposits under contracts of sale), documents, contract rights, commitments, construction contracts, architectural agreements and general intangibles (including, without limitation, trademarks, trade names and symbols but expressly excluding the right to use the name "Trammell Crow" or any name associated therewith or derived therefrom); (g) all permits, licenses, franchises, certificates and other rights and privileges relating to or obtained in connection with the Land, the Improvements or the Personal Property; (h) all proceeds arising from or by virtue of the sale, lease or other disposition, encumbrance or refinancing, of the Land, the Improvements and the Personal Property; (i) all proceeds (including premium refunds) of each policy of insurance relating to the Land, the Improvements or the Personal Property; (j) all proceeds from the taking of any of the Land, the Improvements, the Personal Property or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof including change of grade of streets, curb cuts or other rights of access; (k) all streets, roads, public places, easements and rights-of-way, existing or proposed, public or private, Located on or adjacent to or used in connection with the Land; (l) all of the leases, subleases, licenses or other agreements relating to the Land, the Improvements or the Personal Property, and all rents, deposits, royalties, bonuses, issues, profits, revenues, income or other benefits of the Land, the Improvements or the Personal Property, including, without limitation, cash, securities, letters of credit, guarantees or other instruments deposited pursuant to leases to secure performance by the lessees of their obligations thereunder and cash deposited in impound accounts for the payment of taxes and insurance under any deed of trust securing payment of the Indebtedness; (m) all heating, lighting, refrigeration, plumbing, ventilating, incinerating, water heating, transportation, communications, electrical and air-conditioning systems and equipment, sprinkler and fire-extinguishing systems, security systems, maintenance equipment and other fixtures or systems used in connection with the Land, the Improvements and the Personal Property; (n) all rights, hereditaments, strips, gores and appurtenances pertaining to the foregoing; and (o) all replacements, betterments, substitutions, renewals and additions to any of the above-described Mortgaged Property; and all proceeds of any of the above-described Mortgaged Property.





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         TO HAVE AND TO HOLD the Mortgaged Property,  together with the rights, privileges and appurtenances thereto belonging, unto the Trustee and its substitutes or successors and assigns forever, and Grantor hereby binds itself and its administrators, personal representatives, successors and assigns to warrant and forever defend the Mortgaged Property unto the Trustee, its substitutes or successors and assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof.

                                   ARTICLE I

                                  INDEBTEDNESS

         This Mortgage is given to secure the payment of all sums and performance of all obligations and covenants contained in this Mortgage and of
the Indenture.   Unless otherwise defined herein, certain capitalized terms
shall have the meaning ascribed to said terms by the Indenture.   The
above-described obligations are hereinafter collectively called the "Indebtedness".

                                   ARTICLE II

                         ASSIGNMENT OF RENTS AND LEASES

         2.1  Assignment of Rents, Profits, etc.   Grantor hereby absolutely
and unconditionally assigns to Trustee all of its right, title and interest in and to the rents, royalties, bonuses, issues, profits, revenue, income and other benefits derived from the Mortgaged Property or arising from the use or enjoyment of any portion thereof or from any lease, sublease, licenses or other agreement pertaining thereto, and any and all damages following default under such leases, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability, together with any and all rights that Grantor may have against any tenant under such leases or any subtenants or occupants or users of any part of the Mortgaged Property (collectively, the
"Rents").   Prior to an Event of Default (as hereinafter defined), Grantor shall have a license to collect and receive all Rents and to apply same in accordance with the terms and provisions of the Indenture.





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         2.2  Assignment of Leases.   Grantor hereby absolutely and
unconditionally assigns to Trustee all of its right, title and interest in and to existing and future leases, including subleases thereunder, and any and all extensions, renewals, modifications, and replacements thereof, covering
any part of the Mortgaged Property (collectively,  the "Leases").   Grantor
hereby further assigns to Trustee all guaranties of tenants' performances under the Leases.

         2.3  Trustee in Possession.   Trustee's acceptance of this assignment
shall not be deemed to constitute Trustee a "mortgagee in possession" nor obligate Trustee to appear in or defend any proceeding relating to any of the Leases or to the Mortgaged Property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Grantor by any tenant and not delivered to Trustee, prior to entry upon and taking
possession of the Mortgaged Property by Trustee.   Trustee shall not be liable
for any injury or damage to person or property in or about the Mortgaged
Property.

         2.4   Indemnification.   Grantor hereby agrees to indemnify Trustee
and hold Trustee harmless from all liability, damage or expense incurred by Trustee from any claims under the Leases as well as all amounts indemnified against under the Indenture. All amounts indemnified against hereunder, including reasonable attorneys' fees, if paid by Trustee shall be payable by Grantor immediately upon demand by Trustee and shall be secured hereby.

         2.5  Right to Rely.   After the occurrence of an Event of Default
(hereinafter defined), Grantor hereby authorizes and directs the tenants under the Leases to pay Rents to Trustee upon written demand by Trustee, without further consent of Grantor, and the tenants may rely upon any written statement
delivered by Trustee to the tenants.   Any such payment to Trustee shall
satisfy the obligations of such tenant to make payment to Grantor under the Leases to the extent of the payment made to Trustee.

                                  ARTICLE III

                               SECURITY AGREEMENT

         3.1  Security Interest.   This Mortgage shall be a security agreement
between Grantor, as the debtor, and Trustee, as the secured party, covering the Mortgaged Property constituting





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personal property or fixtures governed by the Uniform Commercial Code, as enacted and amended from time to time in the state in which the Land is situated (hereinafter called the "Code"), and Grantor grants to Trustee a
security interest in such portion of the Mortgaged Property.   In addition to
Trustee's other rights hereunder, Trustee shall have all rights of a secured
party under the Code.   Grantor shall execute and deliver to Trustee all
financing statements that may be necessary or advisable to establish and maintain the validity, perfection and priority of Trustee's security interest, and Grantor shall bear all costs thereof, including all Code searches
reasonably required by Trustee.   If Trustee should desire to dispose of any of
the Mortgaged Property pursuant to the Code, and if the Code requires prior notice to Grantor of such disposition, ten (10) days written notice by Trustee to Grantor shall be deemed to be reasonable notice; provided, however, Trustee may dispose of such property in accordance with the foreclosure procedures hereof in lieu of proceeding under the Code.

         3.2 Notice of Changes. Grantor shall give advance notice in writing to Trustee of any proposed change in Grantor's name, identity, or structure and shall execute and deliver to Trustee, prior to or concurrently with the occurrence of any such change, all additional financing statements that Trustee may require to establish and maintain the validity and priority of Trustee's security interest with respect to any of the Mortgaged Property.

         3.3  Financing Statement.   Some of the items of the Mortgaged
Property described herein are goods that are or are to become fixtures related to the Land, and it is intended that, as to those goods, this instrument shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Mortgaged Property is situated. Information concerning the security interest created by this instrument may be obtained from Trustee, as secured party, at the address of Trustee stated above. The mailing address of Grantor as debtor is as stated above.





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                                  ARTICLE  IV

                    REPRESENTATIONS,  WARRANTIES,  COVENANTS
                           AND AGREEMENTS OF GRANTOR

         Grantor does hereby warrant and represent to and covenant and agree with Trustee as follows:

         4.1 Title to Mortgaged Property and Lien of this Mortgage. Grantor has good and indefeasible title to the Land and the Improvements, and good and marketable title to the remainder of the Mortgaged Property, free and clear of any liens, charges, encumbrances, security interests and adverse claims whatsoever, except for the Permitted Exceptions.

         4.2  Limitation of Liability.   Any obligation or liability whatsoever
of the Grantor which may arise at any time under this Mortgage, or any obligation or liability incurred by it pursuant to any other instrument, transaction or undertaking contemplated by this Mortgage, shall be satisfied,
if at all, out of the Grantor's property only.   No such obligation or
liability shall be personally binding upon nor shall there be any resort for the enforcement thereof to the private property of any of its Trust Managers, shareholders, officers, employees or agents, regardless of whether such obligations or liability are in the, nature of contract, tort or otherwise.

         4.3  Repair.   Grantor will cause the Mortgaged Property to be
maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, which in the judgment of the Grantor may be necessary or prudent so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however that nothing in this Section 4.3 shall prevent the Grantor from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Grantor, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

         4.4  Insurance.

                 (a) Grantor will at all times keep all the Mortgaged Property of an insurable nature and of the character usually insured by companies operating similar properties, insured in amounts customarily carried, and against loss or damage from such causes as are customarily insured against, by similar companies.





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                  (b)   All such insurance shall be effected with insurance
carriers having a claims paying rating of "AA" or better by Standard & Poor's
Corporation.   All policies or other contracts for such insurance on the
Mortgaged Property shall provide that the proceeds of such insurance (except in the case of any particular casualty resulting in damage or destruction not exceeding $1,775,000 in the aggregate) shall be payable, subject to the requirements of any Prior Lien, to the Trustee as its interest may appear (by means of a standard mortgagee clause or other similar clause acceptable to the
Trustee, without contribution).   Each policy or other contract for such
insurance, or such mortgagee clause, shall contain an agreement by the insurer that, notwithstanding any right of cancellation reserved to such insurer, such policy or contract shall not be cancelled unless and until the insurer has provided Trustee written notice thirty calendar days prior to cancellation.
As soon as practicable after the execution of this Mortgage, and within 120 calendar days after the close of each fiscal year thereafter, and at any time upon the request of the Trustee, Grantor will deliver to the Trustee an officer certificate containing a detailed list of the insurance in force upon the Mortgaged Property on a date therein specified (which date shall be within 30 calendar days of the filing of such certificate), including the names of the insurers with which the policies and other contracts of insurance of the Mortgaged Property are carried, the numbers, amounts and expiration dates of such policies and other contracts and the property and hazards covered thereby, and stating that the insurance so listed complies with this Section 4.4, together with copies of all insurance policies or certificates thereof.

                  (c) All proceeds of any insurance of any part of the Mortgaged Property not payable to the Trustee or the trustee, mortgagee or other holder or beneficiary of a Prior Lien shall be applied in accordance with
the Indenture.   In the event that the proceeds of insurance are made available for restoration, Grantor shall restore the Improvements to substantially the same condition and quality of the Improvements prior to the casualty.

         4.5  Taxes.   Grantor will pay, prior to delinquency, all taxes,
assessments and governmental charges or levies imposed upon it or the Mortgaged Property, and all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a lien upon the Mortgaged Property; provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings, so long as such contest shall not create a risk of forfeiture of all or





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any portion of the Mortgaged Property.   Nothing contained herein shall
constitute the consent of Trustee to subject the Mortgaged Property to any of the aforesaid liens.

         4.6  Casualty and Condemnation.   All proceeds,  judgments, decrees
and awards for injury or damage to the Mortgaged Property, and all awards pursuant to proceedings for condemnation thereof, are hereby assigned in their entirety to Trustee, who shall apply the same in accordance with the Indenture. Immediately upon its obtaining knowledge of the institution or the threatened institution of any proceedings for the condemnation of the Mortgaged Property,
Grantor shall notify Trustee of such fact.   Grantor shall then,  if requested
by Trustee, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Trustee for disposition pursuant to the terms of sub-section
4.4(c) hereinabove.   Trustee shall be entitled to participate in same and to
be represented therein by counsel of its own choice, and Grantor shall deliver, or cause to be delivered, to Trustee such instruments as may be requested by it from time to time to permit such participation.

         4.7  Compliance with Laws.   Grantor shall cause the Mortgaged
Property and the use thereof to comply with all laws, rules, ordinances, regulations, covenants, conditions, restrictions, orders and decrees of any governmental authority or court applicable to Grantor or the Mortgaged Property and its use, and Grantor shall pay all fees or charges of any kind in connection therewith.

         4.8  Operation.   For so long as there is no Event of Default
hereunder, Grantor may use and operate, alter and improve, manage, lease and maintain the Land, Improvements and Personal Property in accordance with customary and prudent management practices and in accordance with the provisions hereof and of the Indenture.

         4.9  Successors and Assigns; Use of Terms.   The covenants herein
contained shall bind, and the benefits and advantages hereof shall inure to, the respective heirs, executors, administrators, personal representatives,
successors and assigns of the parties hereto.   Whenever used, the singular
number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, conditions, obligations and warranties of Grantor in this instrument shall be joint and several obligations of Grantor and of each Grantor, if more than one, and of each Grantor's heirs, personal representatives,





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successors and assigns.   Each party who executes this instrument and each
subsequent owner of the Mortgaged Property, or any part thereof (other than Trustee), covenants and agrees that it will perform, or cause to be performed, each term and covenant of this instrument as if such party were the named Grantor.

         4.10 Severability.   If any provision of this instrument is held to be
illegal, invalid, or unenforceable under present or future laws effective while this instrument is in effect, the legality, validity and enforceability of the remaining provisions of this instrument shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this instrument a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         4.11 Unsecured Indebtedness.   If any of the Indebtedness shall be
unsecured, the unsecured portion of the Indebtedness shall be completely paid prior to the payment of the secured portion of such Indebtedness, and all payments made on account of the Indebtedness shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Indebtedness.

         4.12 Modification or Termination.   This Mortgage may only be modified
in accordance with the terms of the Indenture.

         4.13 No Partnership.   Nothing contained in this Mortgage is intended
to create any partnership, joint venture or association between Grantor and Trustee, or in any way make Trustee a co-principal with Grantor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

         4.14 Headings. The Article, Paragraph and Subparagraph headings hereof are inserted for convenience of reference only and shall not alter, define, or be used in construing the text of such Articles, Paragraphs or Subparagraphs.

         4.15  Governing Law.   This Mortgage and the enforcement of the
provisionshereof shall be governed by the laws of the State of Texas except with respect to the obligations of the Grantor and the rights of the Trustee under Paragraph 2.4, which shall be governed by the laws of the State of New York, and the laws of the United States applicable to transactions in such'state.





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                                   ARTICLE V

                               EVENTS OF  DEFAULT

         5.1   Default of Indenture.   It shall be an "Event of Default"
hereunder if Grantor commits an Event of Default, as that term is defined by the Indenture.

                                   ARTICLE VI

                                    REMEDIES

         If an Event of Default shall occur, Trustee may exercise any one or more of the remedies provided in the Indenture or the following remedies, without notice:

         6.1  Enforcement of Assignment of Rents and Leases. Trustee may:

                 (a) terminate the license granted to Grantor to collect the Rents and enforce the Leases, and thereafter collect and sue for the Rents in Trustee's own name, give receipts and releases therefor, and after deducting all expenses of collection, including reasonable attorneys' fees, apply the net proceeds thereof to any Indebtedness in accordance with the Indenture;

                 (b) make, modify, enforce, cancel or accept surrender of any Leases, evict tenants, adjust the Rents, maintain, decorate, refurbish, repair, clean, and make space ready for renting, and otherwise do anything Trustee deems advisable in connection with the Mortgaged Property;

                 (c) apply the Rents so collected to the operation and management of the Mortgaged Property, including the payment of reasonable management, brokerage and attorneys' fees, or to the Indebtedness; and

                 (d) require Grantor to transfer all security deposits and records thereof to Trustee.

         6.2  Foreclosure.   Trustee may sell all or part of the Mortgaged
Property, at public auction, to the highest bidder, for cash, at the door of the county courthouse of the county in Texas in which such Mortgaged Property or any part thereof is situated, between the hours of 10:00 o'clock A.M. and 4:00 o'clock P.M. on the first Tuesday of any month, after giving





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notice of the time, place and terms of said sale and of the property to be sold, by filing written notice thereof at least twenty-one (21) days preceding the date of the sale at the courthouse door of the county in which the sale is to be made, and if the property to be sold is situated in more than one county one notice shall be posted at the courthouse door of each county in which the property to be sold is situated, and by filing a copy of the above-described notice in the office of the county clerk of the county in which the sale is to be made or, if the Mortgaged Property is in more than one county, by filing a copy of the notice with the county clerk of each county in which a portion of
the Mortgaged Property is situated.   In addition, Trustee shall,  at least
twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on each debtor obligated to pay the debt secured hereby according to the records of Trustee. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at the most recent address as shown by the records of Trustee, in a post office or official depository under the care and
custody of the United States Postal Service.   The affidavit of any person
having knowledge of the facts to the effect that such service was completed
shall be prima facie evidence of the fact of service.   Any notice that is
required or permitted to be given to Grantor may be addressed to Grantor at
Grantor's address as stated above.   Any notice that is to be given by
certified mail to any other debtor may, if no address for such other debtor is shown by the records of Trustee, be addressed to such other debtor at the address of Grantor as is shown by the records of Trustee. Notwithstanding the foregoing provisions of this paragraph, notice of such sale given in accordance with the requirements of the applicable laws of the State of Texas in effect at the time of such sale shall constitute sufficient notice of such sale.
Trustee may sell all or any portion of the Mortgaged Property, together or in lots or parcels, and may execute and deliver to the purchaser or purchasers of such property good and sufficient deeds of conveyance of fee simple title with
covenants of general warranty made on behalf of Grantor.   In no event shall
Trustee be required to exhibit, present or display at any such sale any of the personalty described herein to be sold at such sale. Trustee making such sale
shall receive the proceeds thereof and shall apply the same as follows:   (a)
first, he shall pay the reasonable expenses of Trustee (including any attorneys' fees) and the costs and expenses of such sale; (b) second, he shall pay, so far as may be possible, the Indebtedness; (c) third, he shall
pay the residue,  if any, to the persons legally entitled thereto.   Payment of
the purchase price to Trustee shall





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satisfy the obligation of the purchaser at such sale therefor, and such
purchaser shall not be responsible for the application thereof.   The sale or
sales by Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and if the proceeds of such sale or sales of less than the whole of the Mortgaged Property shall be less than the aggregate of the Indebtedness and the expenses thereof, this Deed of Trust and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale or sales had been made; provided, however, that Grantor shall never have any right to require the sale or sales of less than the whole of the Mortgaged Property, but Trustee shall have the right, at its sole election, to request
Trustee to sell less than the whole of the Mortgaged Property.   If default is
made hereunder, the holder of the Indebtedness or any part thereof on which the payment is delinquent shall have the option to proceed with foreclosure in satisfaction of such item either through judicial proceedings or by directing Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Indebtedness due, if sale is made because of default of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the Indebtedness; and it is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness, but as to such unmatured part this Deed of Trust shall remain in full force and effect as though no sale had been made under the
provisions of this paragraph.   Several sales may be made hereunder without
exhausting the right of sale for any unmatured part of the Indebtedness.   At
any such sale (a) Grantor hereby agrees, in its behalf and in behalf of its heirs, executors, administrators, successors, personal representatives and assigns, that any and all recitals made in any deed of conveyance given by Trustee with respect to the identity of Trustee, the occurrence or existence of any default, the acceleration of the maturity of any of the Indebtedness, the request to sell, the notice of sale, the giving of notice to all debtors legally entitled thereto, the time, place, terms, and manner of sale, receipt, distribution and application of the money realized therefrom, or the due and proper appointment of a substitute Trustee, and, without being limited by the foregoing, with respect to any other act or thing having been duly done by Trustee or by Trustee hereunder, shall be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are





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without further question to be so accepted, and Grantor hereby ratifies and confirms every act that Trustee or any substitute Trustee hereunder may lawfully do in the premises by virtue hereof, and (b) the purchaser may disaffirm any easement granted, or rental, lease or other contract made, in violation of any provision of this Deed of Trust, and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement and rental or lease contract. Trustee may bid and become the purchaser of all or any part of the Mortgaged Property at any trustee's or foreclosure sale hereunder, and the amount of Trustee's successful bid may be
credited on the Indebtedness.   Notwithstanding the above, Trustee may cause
the liens of this Deed of Trust to be foreclosed in any other manner provided for under the laws of the State of Texas.

         6.3  Tenancy at Will.   In the event of a trustee's sale hereunder and
if at the time of such sale Grantor or any other party occupies the portion of the Mortgaged Property so sold or any part thereof, such occupant, at the option of such purchaser, shall immediately become the tenant of the purchaser at such sale, which tenancy, at the option of such purchaser, shall be a tenancy at will, at a reasonable rental per day based upon the value of the portion of the Mortgaged Property so occupied, such rental to be due and
payable daily to the purchaser.   An action of forcible detainer shall lie if
the tenant holds over after a demand in writing for possession of such Mortgaged Property.

         6.4   Indemnification of Trustee.   Except for gross negligence or
willful misconduct, Trustee shall not be liable for any act or omission or error of judgment in connection with exercising the remedies provided herein. Trustee may rely any document believed by him in good faith to be genuine.
All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by
law), and Trustee shall not be liable for interest thereon.   Grantor shall
indemnify Trustee and hold Trustee harmless against all liability, cost, damage or expense that Trustee may incur in the performance of his duties hereunder.

         6.5  Lawsuits.   Trustee may proceed by a suit or suits in equity or
at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction.





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
         6.6  Entry on Mortgaged Property.   Upon occurrence of an Event of
Default hereunder, Trustee may enter into and upon and take possession of all or any part of the Mortgaged Property, and may exclude Grantor, and all persons claiming under Grantor, and its or their agents or servants, wholly or partly therefrom; and, holding the same, Trustee may use, administer, manage, operate, and control the Mortgaged Property and may exercise all rights and powers of Grantor in the name, place and stead of Grantor, or otherwise, as Trustee shall deem best; and in the exercise of any of the foregoing rights and powers Trustee shall not be liable to Grantor for any loss or damage thereby sustained unless due solely to the willful misconduct or gross negligence of
Trustee.   Trustee's powers shall include the right to complete construction of any part of the Mortgaged Property and to make any repairs or alterations necessary or advisable for the successful operation of the Mortgaged Property.

         6.7  Trustee or Receiver.   Trustee may make application to a court of
competent jurisdiction, as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, for appointment of a receiver of the Mortgaged Property, and Grantor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply the Rents in accordance with the provisions hereof.

         6.8 Remedies Cumulative, Concurrent and Nonexclusive. Trustee shall have all rights, remedies and recourses granted in this Mortgage or the Indenture or available at law or equity (including, without limitation, those granted by the Code and applicable to the Mortgaged Property, or any portion thereof) and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated for the Indebtedness, or any part thereof or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Trustee,
(c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive, nor shall exercise of any one or more constitute a waiver of a right to any other right, remedy or recourse thereafter.

         6.9   Rights and Remedies of Sureties.   Grantor waives any right or
remedy which Grantor may have or be able to assert pursuant to Chapter 34 of the Business and Commerce Code of the State of Texas pertaining to the rights and remedies of sureties.

         6.10 Compensation to Trustee.   Grantor hereby agrees to pay to
Trustee reasonable compensation for all services rendered by it hereunder and to reimburse Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by Trustee in accordance with any provisions hereof.

         This Deed of Trust is being delivered and recorded prior to its effective date and such delivery shall continue through the effective date and thereafter to the extent necessary to complete such delivery and the conveyance intended by this Deed of Trust.

         EXECUTED as of the date first set forth above.

                                                      GRANTOR:

                                                      TRAMMELL CROW REAL ESTATE
                                                      INVESTORS, a Texas real
                                                      estate investment trust


                                                      By: /s/ DAVID CLOSSEY
                                                      Name: David Clossey
                                                            Trust Manager

STATE OF TEXAS     )
                   )
COUNTY OF DALLAS   )

         BEFORE ME, the undersigned authority, personally appeared David Clossey, Trust Manager of Trammell Crow Real Estate Investors, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed same as the act of such trust, for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 22nd day of November,
1985.

My Commission Expires:                           /s/ LINDA L. SLAVIK
                                                 NOTARY PUBLIC IN AND FOR
                                                   THE STATE OF TEXAS

{SEAL} LINDA L. SLAVIK
       NOTARY PUBLIC STATE OF TEXAS
       Commission expires 3-31-19

                                                                   COMMERCE PARK

                                   EXHIBIT B

BEING 5.5243 acres (240,639 square feet) of land situated in the C. Richey Survey, Abstract 1021 and the Wm. Hobby Survey, Abstract 1599, Harris County, Texas being out of and a part of Restricted Reserve B "Commerce Park North Business Center", a recorded subdivision as filed for record in Volume 310, Page 100 of the Map Records of Harris County, Texas and being more particularly described by metes and bounds as follows:

BEGINNING at a found 5/8" iron rod located at the southwest corner of Restricted Reserve B, "Commerce Park North Business Center" and being the southwest corner of the herein described tract of land. Said point also being located on the north line of a State of Texas 60 foot wide tract of land as filed for record in Volume 3594, Page 665 of the Deed Records of Harris County, Texas;

THENCE N 07 Degrees 56' 42" W, along the west line of Restricted Reserve B, "Commerce Park North Business Center" a distance of 330.00 feet to a set 5/8" iron rod and the northwest corner of the herein described tract of land;

THENCE N 82 Degrees 03' 18" E, leaving said west line of Restricted Reserve B "Commerce Park North Business Center", a distance of 708.27 feet to a set 5/8 iron rod, the northeast corner of the herein described tract of land, a point on the east line of said Restricted Reserve B and a point on the west line of Blue Ash Drive (60' right-of-way) as recorded by the plat of Commerce Park North Business Center;

THENCE S 27 Degrees 05' 37" W, along the east line of said Restricted Reserve B and the west line of Blue Ash Drive, a distance of 19.14 feet to a found 5/8" iron rod and the point of curvature of a curve to the left;

THENCE continuing along the east line of said Restricted Reserve B and the west line of Blue Ash Drive in a southerly direction along said curve to the left having a radius of 330.00 feet, subtending a central angle of 26 Degrees 30' 00" and having an arc length of 152.63 feet to a found 5/8" iron rod and the point of tangency of said curve;

THENCE S 00 Degrees 35' 37" W, continuing along the east line of said Restricted Reserve B and the west line of Blue Ash Drive, a distance of 190.53 feet to a set 5/8" iron rod and the point of curvature of a curve to the right;

THENCE continuing along the east line of said Restricted Reserve B and the west line of Blue Ash Drive in a southerly direction along said curve to the right having a radius of 270.00 feet, subtending a central angle of 02 25' 54" and having an arc length of 11.46 feet to a found 5/8" iron rod and the point of tangency of said curve;

THENCE S 03 Degrees 01' 31" W, continuing along the east line of said Restricted Reserve B and the west line of Blue Ash Drive, a distance of 50.05 feet to a found 5/8" iron rod and the point of curvature of a curve to the left;

                                                                   COMMERCE PARK

Exhibit B, Con't.

Page Two

THENCE continuing along the east line of said Restricted Reserve B and the west line of Blue Ash Drive in a southerly direction along said curve to the left having a radius of 330.00 feet, subtending a central angle of 02 Degrees 25' 38" and having an arc length of 13.98 feet to a found 5/8" iron rod, the southeast corner of the herein described tract of land, and a point on the north line of a State of Texas 60 foot wide fee strip as filed for record in Volume 3494, Page 609 of the Deed Records of Harris County, Texas;

THENCE N 89 Degrees 31' 00" W, along the south line of Restricted Reserve B and the north line of said State of Texas 60' wide fee strip, passing the northeast corner of the previously mentioned State of Texas 60 foot wide tract of land, a distance of 605.55 feet to the POINT OF BEGINNING and containing 5.5243 acres (240,639 square feet) of land, more or less.

                                                                 COMMERCE PARK


                                 EXHIBIT "C"


1. Restrictions as set forth in the map or plat recorded in Volume 310, Page 100 of the Map Records of Harris County, Texas, and as set forth in that instrument filed for record under Harris County Clerk's File No. H297574.

2. Rights of Parties in possession as to unrecorded leases as to possession only.

3. Minimum building and parking set back lines as set forth on the map or plat recorded in Volume 310, Page 100 of the Map Records of Harris County, Texas, and as set forth in that instrument filed for record under Harris County Clerk's File No. H297574.

4. Landscape Areas and Green Areas as set forth in that instrument filed for record under Harris County Clerk's File No. H297574.

5. Annual Community Services and Improvements Charge payable to Commerce Park North II Owner's Association as set forth in that instrument filed for record under Harris County Clerk's File No. H297574; additionally secured by a Vendor's Lien as set forth therein.

         This lien having been subordinated therein to all valid purchase money and construction liens.

6. An aerial easement 5 feet in width from a plane 20 feet above the ground upward for the use of public utilities, as set forth on plat recorded in Volume 310, Page 100 of the Map Records of Harris County, Texas.

7. An easement 10 feet wide for sanitary sewer purposes located along the West property line, as set forth on the map or plat recorded in Volume 310, Page 100 of the Map Records of Harris County, Texas.

8. An easement for drainage purposes extending a distance of fifteen feet on each side of the center line of all natural drainage courses, as reflected by the plat recorded in Volume 310, Page 100 of the Map Records of Harris County, Texas.

9. Joint Use Access Easement dated June 14, 1983, filed for record under Harris County Clerk's File No. H995884, affected by that Correction Agreement Joint Use Access Easement dated April 3, 1984, but effective June 14, 1983, filed for record under Harris County Clerk's File No. J447972.

10. Unobstructed easement 10 feet wide together with unobstructed aerial easements 10 feet wide from a plane 16 feet above the ground upward, as granted to Houston Lighting & Power Company, by that instrument dated September 1, 1983, filed for record under Harris County Clerk's File No. J209336, the exact location of said easements being shown on the exhibit attached thereto.

11. Mineral Lease dated December 22, 1939, from May Richey Strack, et al, Lessor, to Earl C. Hankamer, Lessee, recorded in Volume 354, Page 82 of the Contract Records of Harris County, Texas.

         Affected by that Partial Release of Surface Rights dated October 10, 1973, from HNG Oil Company, filed for record under Harris County Clerk's File No. E001001.

12. Unit Agreement for Bammel Gas Unit, dated January 1, 1966, recorded in Volume 1925, Page 283 of the Contract Records of Harris County, Texas.

13. The above property lies within the area designated and zoned by the City of Houston as the "Jetero Airport Site" (Houston Intercontinental Airport) and is subject to the restrictions and regulations imposed by Ordinance of the City of Houston, a certified copy of which is recorded in Volume 4184, Page 518 of the Deed Records of Harris County, Texas, and as amended by Ordinances, certified copies of which are recorded in Volume 4897, Page 67 and Volume 5448, Page 421 of the Deed Records of Harris County, Texas.

14. An easement 20 feet wide for storm sewer purposes located along the South property line, as set forth on the map or plat recorded in Volume 310, Page 100 of the Map Records of Harris County, Texas.

15. An easement 10 feet wide for storm sewer purposes located along the East property line, as set forth on the map or plat recorded in Volume 310, Page 100 of the Map Records of Harris County, Texas.

16. An easement 10 feet wide for sanitary sewer purposes located near the Southeast corner of the subject property, as set forth on the map or plat recorded in Volume 310, Page 100 of the Map Records of Harris County, Texas.

17. An easement for underground facilities as granted to Southwestern Bell Telephone Company, by that instrument dated October 3, 1983, filed for record under Harris County Clerk's File No. J223967.

18. Mineral Lease dated March 18, 1940, from L.E. Spears, et al, to H.M. Harrell, recorded in Volume 356, Page 489 of the Contract Records of Harris County, Texas.

         Affected by that Partial Release of Surface Rights dated October 10, 1973, from HNG Oil Company, filed for record under Harris County Clerk's File No. D974702.

19. An undivided 1/2 of all mines and all oil, gas and minerals in, on and under, same being 1/4 of all minerals, reserved by Leon E. Spears in that instrument recorded in Volume 1365, Page 651 of the Deed Records of Harris County, Texas, and in that correction instrument recorded in Volume 5804, Page 605 of the Deed Records of Harris County, Texas.

20. An undivided 1/2 of all oil, gas and minerals reserved by Howard R. Sampley, Trustee, in that instrument recorded in Volume 7175, Page 533 of the Deed Records of Harris County, Texas.

21. The following matters disclosed by that Survey dated October, 1985, prepared by Gerald E. Munger, Jr., Registered Public Surveyor No. 3438, of Fowler & Munger Consulting Engineers, Houston, Texas, Job No. 01830077:

         (a)     Storm sewer lines located over and across the subject property;

         (b) Encroachment of parking spaces into the 20 foot storm sewer easements located along the South property line; and

         (c) Sanitary sewer easements located over and across the subject property.

         (d) Encroachment by building over that 20 foot building line along the East side of the subject property.

         (e) Encroachment by building into that 10 foot easement granted to Houston Lighting and Power Company by instrument filed for record under Harris County Clerk's File No. J209336.